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FOR IMMEDIATE RELEASE


         ACQUISITION OF SOVINTEL POSITIONS GOLDEN TELECOM FOR LONG TERM
               LEADERSHIP IN RUSSIAN TELECOMMUNICATIONS INDUSTRY

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   COMBINED COMPANY EXPECTED TO HAVE ANNUAL REVENUE IN EXCESS OF $280 MILLION

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       CUSTOMERS AND PARTNERS WILL BENEFIT FROM COMBINED PRODUCT STRENGTH,
                     TECHNICAL FACILITIES AND CIS PRESENCE

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           TRANSACTION EXPECTED TO BE ACCRETIVE TO EARNINGS PER SHARE

Moscow, September 5, 2002. Golden Telecom Inc. (NASDAQ: GLDN) announced today that it has finalized the 'acquisition of the remaining 50% of Sovintel from the Russian national long distance operator, Rostelecom. The purchase price is expected to be approximately 4 million shares in Golden Telecom Inc. (equivalent to 15% of the outstanding common shares) and cash of $56 million.

  As a result of the acquisition, Golden Telecom will be able to fully consolidate the results of Sovintel in its consolidated financial statements. Rostelecom will become a shareholder of Golden Telecom and will be represented on the Golden Telecom Board of Directors.

   "This acquisition presents an extraordinary opportunity to consolidate our position in the Russian telecommunications market and now our consolidated financial statements will reflect the entire value of Sovintel," said Alexander Vinogradov, Chief Executive Officer of Golden Telecom. "At the same time we will benefit from a closer long term relationship with Rostelecom as a partner and shareholder."

   "Despite the world wide downturn in the telecommunications industry, our business in Russia continues to develop rapidly due to significant growth in the Russian economy and political stability - all of which creates major opportunities for Golden Telecom. Our customers are demanding a wide range of telecommunication products from a single provider at an affordable price and the acquisition of Sovintel will help us to meet these challenges. We intend to merge our existing operations to create a company that will be positioned to deliver a suite of voice, data and Internet solutions across Russia and the Commonwealth of Independent States. This company will have the scale, resources and financial flexibility to extend our leadership in our markets."

Stan Abbeloos, Chief Operating Officer of Golden Telecom cited the key operating benefits of the transaction, "We will now operate a telecommunications network unequalled in depth and breadth, including local Moscow numbering capacity, large metropolitan customer networks in Moscow and St. Petersburg, intercity channels and international channels. This will allow us to address a broader customer profile and service offering including voice, data and Internet


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services. Efficiencies will also be driven from marketing a single brand name for the business market (Golden Telecom) and for the consumer market (Russia-On-Line)."

David Stewart, Chief Financial Officer of Golden Telecom commented "Closing the acquisition of Sovintel will bring enhanced scale and greater financial stability to the results of Golden Telecom. Golden Telecom and Sovintel will have combined revenues of more than $280 million and combined EBITDA of approximately $90 million for 2002. Operating synergies will be realized in 2002 and additional benefits are expected in 2003."

Alexander Vinogradov concluded: "The Russian telecommunications market is going through a period of consolidation and this transaction is a major step in securing our leadership position for the long-term."

Golden Telecom was advised by Alfa Bank and LV Finance. Rostelecom was advised by Gamma Group.



Golden Telecom, Inc., NASDAQ: "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The company offers competitive local exchange carrier services using its overlay network in Moscow, Kiev, St. Petersburg and Nizhny Novgorod; data and long-distance services using a fiber optic and satellite-based network - including approximately 148 combined access points in Russia and other countries of the CIS; dedicated and dial-up Internet access to businesses and consumers; Internet content through numerous web brands powered by its ROL portal; and mobile services.

Statements made in this press release, including statements concerning Golden Telecom's full integration of Sovintel's operations and anticipated revenue and EBITDA, are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, political, economic and regulatory developments in Russia and Ukraine, our ability to execute our business plan, increasing competition that may limit growth opportunities, and the possibility that we are unable to execute our integration strategy. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company's filings with the U.S. Securities and Exchange Commission including the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002 and the Company's annual report on Form 10-K for the year ended December 31, 2001.


FOR MORE INFORMATION, CONTACT:
Public Relations:
Anna Chin Ga Pin
e-mail: achin@sovintel.net
tel.: +7-501-797-9300; fax: +7-501-797-9332

Investor Relations:
Nikolay Tokarev
e-mail: investorrelations@gti.ru
tel.: +7-501-797-9300; fax: +7-501-797-9331
www.goldentelecom.ru


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